Exhibit 99.1

ACI Worldwide Reports Strong Second Quarter 2026
Results and Raises Full-Year Guidance

HIGHLIGHTS
•Q2 revenue of $430 million, increased 7% (6% in constant currency)
•Q2 GAAP net income of $32 million and adjusted EBITDA of $91 million, increased 12% (9% in constant currency)
•Q2 GAAP diluted EPS of $0.31 and adjusted diluted EPS of $0.54, increased 54%
•Successfully enabled ACI Connetic across eight major U.S. payment networks and signed two U.S. customers
•2.5 million shares repurchased YTD for $107 million
•Raising full year 2026 financial guidance for revenue & adjusted EBITDA

Omaha, NE — August 6, 2026 — ACI Worldwide (NASDAQ: ACIW), a leading provider of global payments technology, today announced financial results for the second quarter ended June 30, 2026 and increased financial guidance for full-year 2026.

"Signing two U.S.-based customers for ACI Connetic is a significant milestone and validates both the strength of our cloud-native payments platform and the growing demand for payments modernization in the world's largest banking market," said Thomas Warsop, President and CEO of ACI Worldwide.

"In the second quarter, we delivered 7% revenue growth, expanded EBITDA margins and continued to execute our balanced capital allocation strategy. We continued to invest in ACI Connetic to support long-term organic growth and, at the same time, returned capital to shareholders through share repurchases. As a result of our strong first-half performance, we are increasing our full-year revenue and adjusted EBITDA guidance. We enter the second half of 2026 with strong momentum, a healthy pipeline and confidence in our ability to create long-term shareholder value."

Q2 2026 FINANCIAL SUMMARY
In Q2 2026, total revenue was $430 million, up 7% from Q2 2025, or up 6% on a constant currency basis. Recurring revenue was $336 million, up 5% from Q2 2025, or up 4% on a constant currency basis.
Net income of $32 million in Q2 2026 compares to net income of $12 million in Q2 2025. Total adjusted EBITDA in Q2 2026 was $91 million, up 12% from Q2 2025, or up 9% on a constant currency basis. Net adjusted EBITDA margin in Q2 2026 was 34%, up from 32% in Q2 2025.
GAAP diluted EPS in Q2 2026 was $0.31 and adjusted diluted EPS was $0.54, up 54% from Q2 2025.

PAYMENT SOFTWARE SEGMENT RESULTS
Payment Software revenue in Q2 2026 was $196 million, up 9% from Q2 2025, or up 7% on a constant currency basis. The segment saw particular strength from Issuing and Acquiring revenue, which increased 33% on a constant currency basis versus Q2 2025, driven by large expansions with renewing customers. Payments Intelligence and Merchant Payments revenue each increased 3% on a constant currency basis in the quarter. Real-Time Payments revenue was $23 million, down from last year due to renewal timing. Recurring revenue in the segment, which represents SaaS and Maintenance revenues, increased 3%, versus Q2 2025, or 2% on a constant currency basis.

Payment Software adjusted EBITDA in Q2 2026 was $94 million, up 12%, or up 9% on a constant currency basis from Q2 2025 driven by operating leverage and disciplined expense management, partially offset by ongoing growth investments. As a result, net adjusted EBITDA margin in Q2 2026 was 48%, up from 46% in Q2 2025.

BILLER SEGMENT RESULTS
Biller revenue in Q2 2026 was $234 million, up 5% from Q2 2025 on a reported and constant currency basis. Biller revenue, net of interchange fees, was $68 million, down 3%, from Q2 2025, driven by a strong comparison with significant new onboarding and transactions in the same period last year, as previously discussed. Based on new business wins and current transactions trends, the company’s expectation for full-year 2026 Biller revenue growth in the high single digits remains unchanged.

Biller adjusted EBITDA in Q2 2026 was $35 million, down 13%, from Q2 2025. Net adjusted EBITDA margin, net of interchange fees, was 51%, down from 56% in Q2 2025. Results in the current period reflected lower net revenue compared to the strong prior-year, the impact of certain discrete operating expenses and continued investments in Speedpay ONE.

YEAR-TO-DATE 2026 FINANCIAL SUMMARY
Year-to-date 2026 total revenue was $856 million, up 8% from year-to-date 2025, or up 6% on a constant currency basis. Recurring revenue was $649 million, up 7% from year-to-date 2025, or up 6% on a constant currency basis. Year-to-date 2026 net income of $70 million compares to net income of $71 million for year-to-date 2025, which included a $22 million after-tax gain on the sale of our minority interest in Mindgate. GAAP diluted EPS for year-to-date 2026 was $0.69 and adjusted diluted EPS was $1.16, up 35% from year-to-date 2025.

Total adjusted EBITDA for year-to-date 2026 was $196 million, up 12% from year-to-date 2025, or up 8% on a constant currency basis. Net adjusted EBITDA margin for year-to-date 2026 was 36%, up from 34% in year-to-date 2025.

NEW BOOKINGS
Net new ARR bookings in Q2 2026 were $18 million, down 25%, from Q2 2025, as strength in Biller segment ARR growth was offset by the timing of expected Payment Software contracts. New license and services bookings were $59 million in Q2 2026, up 2% from Q2 2025. Net new ARR bookings for the trailing twelve months ended June 30, 2026 were $68 million, down 15% from 2025. New license and services bookings for the trailing twelve months ended June 30, 2026 were $255 million down 12% from 2025. The company expects full year 2026 growth for both new ARR and new license and services bookings.

BALANCE SHEET AND LIQUIDITY, CASH FLOW, AND REPURCHASES
ACI ended Q2 2026 with $167 million in cash on hand and a debt balance of $826 million, representing a net debt leverage ratio of 1.2x adjusted EBITDA. ACI had total cash and available liquidity under its credit facility of $540 million. Operating cash flows for year-to-date 2026 were $135 million, up from $128 million for year-to-date 2025.

During Q2 2026, the company repurchased approximately 948,000 shares for approximately $41 million at an average price of $43.75. Year-to-date 2026, repurchases totaled 2.5 million shares for approximately $107 million at an average price of $42.75. The company has approximately $349 million remaining available on the share repurchase authorization and continues to expect to allocate 50-60% of operating cash flow to share repurchases for the full year, subject to market conditions.

RAISING 2026 GUIDANCE
Based on first half 2026 performance and the strength of its pipeline, the company is increasing its full-year 2026 guidance. The company now expects revenue in the range of $1.895 billion to $1.925 billion, up from the prior range of $1.890 billion to $1.920 billion, and adjusted EBITDA in the range of $545 million to $560 million, up from $540 million to $555 million. For the second half of 2026, the company continues to expect an approximately 40% and 60% revenue weighting for Q3 and Q4, respectively, driven by the timing of high margin Payment Software license renewals. This equates to revenue of $417 million to $427 million in Q3 2026. Adjusted EBITDA in Q3 2026 is expected to be $90 million to $95 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results.

Webcast: http://investor.aciworldwide.com/
Pre-registration (recommended): https://events.q4inc.com/analyst/520999677?pwd=fAB3MTWf

Pre-registration provides a unique passcode to join without operator assistance.

Dial-in:
USA Toll-Free: 1 833 461 5787 or International Toll: 1 585 542 9983 Conference ID: 520999677

About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With more than 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2026.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay ONE and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
305-894-2223 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Adjusted Diluted EPS: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Adjusted diluted EPS should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) the growing demand for payments modernization in the world’s largest banking market, (ii) we enter the second half of 2026 with strong momentum, a healthy pipeline and confidence in our ability to create long-term shareholder value, (iii) based on new business wins and current transactions trends, the company’s expectation for full-year 2026 Biller revenue growth in the high single digits remains unchanged, (iv) the company expects full year 2026 growth for both new ARR and new license and services bookings, (v) our full‑year outlook including Q3 2026 and full-year 2026 revenue and adjusted EBITDA financial guidance, and (vi) expectations to allocate 50-60% of operating cash flow to share repurchases for the full year, subject to market conditions.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions, cybersecurity incidents or failure of our information technology and communication systems, security breaches, reliance on third-party cloud infrastructure and related services, reliance on third-parties, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, loss caused by theft or fraud, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adoption of ACI Connetic, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, legal and business risks from artificial intelligence technology incorporated into our products, risks to our business from the use of artificial intelligence by our workforce, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, compliance with requirements of the payment card networks and Nacha, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, changes in card association and debit network fees or products, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, incurring additional debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix below expectations. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$167,398	$196,462
Receivables, net of allowances	459,253	445,866
Settlement assets	447,171	397,346
Prepaid expenses	43,995	29,876
Other current assets	26,628	19,564
Total current assets	1,144,445	1,089,114
Noncurrent assets
Accrued receivables, net	357,813	391,719
Property and equipment, net	38,041	37,363
Operating lease right-of-use assets	24,687	28,733
Software, net	67,896	77,523
Goodwill	1,230,984	1,231,128
Intangible assets, net	136,156	147,062
Deferred income taxes, net	68,699	73,124
Other noncurrent assets	26,549	29,141
TOTAL ASSETS	$3,095,270	$3,104,907
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$66,457	$64,931
Settlement liabilities	444,734	396,034
Employee compensation	38,318	56,142
Current portion of long-term debt	40,973	40,941
Deferred revenue	75,654	73,637
Other current liabilities	57,296	73,958
Total current liabilities	723,432	705,643
Noncurrent liabilities
Deferred revenue	13,024	13,620
Long-term debt	781,204	776,667
Deferred income taxes, net	37,361	38,514
Operating lease liabilities	18,562	22,609
Other noncurrent liabilities	24,943	28,776
Total liabilities	1,598,526	1,585,829
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	761,821	761,523
Retained earnings	1,894,847	1,824,743
Treasury stock	(1,052,735)	(964,752)
Accumulated other comprehensive loss	(107,891)	(103,138)
Total stockholders’ equity	1,496,744	1,519,078
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,095,270	$3,104,907

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Software as a service and platform as a service	$284,762	$271,258	$546,719	$508,341
License	68,795	56,711	156,836	141,204
Maintenance	51,558	50,421	102,476	99,063
Services	25,308	22,868	50,141	47,215
Total revenues	430,423	401,258	856,172	795,823
Operating expenses
Cost of revenue (1)	248,850	234,800	477,309	448,178
Research and development	47,900	41,107	91,992	80,015
Selling and marketing	30,603	28,741	60,839	60,927
General and administrative	34,484	37,651	74,700	65,243
Depreciation and amortization	23,937	24,101	49,193	48,086
Total operating expenses	385,774	366,400	754,033	702,449
Operating income	44,649	34,858	102,139	93,374
Other income (expense)
Interest expense	(11,979)	(14,527)	(24,177)	(29,210)
Interest income	5,592	3,934	9,198	7,998
Other, net	662	(6,393)	2,188	17,347
Total other income (expense)	(5,725)	(16,986)	(12,791)	(3,865)
Income before income taxes	38,924	17,872	89,348	89,509
Income tax expense	7,126	5,670	19,244	18,437
Net income	$31,798	$12,202	$70,104	$71,072
Income per common share
Basic	$0.31	$0.12	$0.69	$0.68
Diluted	$0.31	$0.12	$0.69	$0.67
Weighted average common shares outstanding
Basic	101,503	104,376	101,711	104,860
Diluted	101,676	105,103	102,256	105,960
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$31,798	$12,202	$70,104	$71,072
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	3,595	3,189	6,995	6,345
Amortization	20,403	20,912	42,322	41,741
Amortization of operating lease right-of-use assets	2,324	2,407	4,661	4,842
Amortization of deferred debt issuance costs	407	620	819	1,270
Deferred income taxes	(2,647)	(1,745)	3,681	(4,208)
Stock-based compensation expense	18,662	16,411	35,619	28,038
Gain on sale of equity investment	—	—	—	(25,927)
Other	413	1,591	(177)	873
Changes in operating assets and liabilities:
Receivables	11,174	7,051	21,334	48,691
Accounts payable	7,820	4,932	8,757	12,411
Accrued employee compensation	6,642	8,980	(17,647)	(16,202)
Deferred revenue	(3,569)	(3,193)	1,334	(7,841)
Other current and noncurrent assets and liabilities	(26,233)	(23,560)	(42,766)	(33,087)
Net cash flows from operating activities	70,789	49,797	135,036	128,018
Cash flows from investing activities:
Purchases of property and equipment	(6,852)	(2,156)	(9,855)	(4,326)
Purchases of software	(6,861)	(5,383)	(18,369)	(12,142)
Proceeds from sale of equity investment	—	—	—	46,021
Net cash flows from investing activities	(13,713)	(7,539)	(28,224)	29,553
Cash flows from financing activities:
Proceeds from issuance of common stock	861	819	1,766	1,632
Proceeds from exercises of stock options	1,288	214	1,352	796
Repurchase of stock-based compensation awards for tax withholdings	(15,231)	(13,156)	(19,070)	(20,226)
Repurchases of common stock	(41,476)	(119,362)	(106,753)	(133,770)
Redemption of 2026 Notes	—	(400,000)	—	(400,000)
Proceeds from revolving credit facility	25,000	290,000	40,000	290,000
Repayment of revolving credit facility	—	(30,000)	(15,000)	(100,000)
Proceeds from term portion of credit agreement	—	200,000	—	200,000
Repayment of term portion of credit agreement	(10,625)	(9,375)	(21,250)	(18,750)
Payments on or proceeds from other debt, net	(7,127)	(6,447)	(10,666)	(10,664)
Payments for debt issuance costs	—	(134)	—	(134)
Net (decrease) increase in settlement assets and liabilities	(24,724)	(26,751)	(6,598)	61,573
Net cash flows from financing activities	(72,034)	(114,192)	(136,219)	(129,543)
Effect of exchange rate fluctuations on cash	(2,711)	4,118	(5,130)	5,909
Net (decrease) increase in cash and cash equivalents	(17,669)	(67,816)	(34,537)	33,937
Cash and cash equivalents, including settlement deposits, beginning of period	242,128	366,771	258,996	265,018
Cash and cash equivalents, including settlement deposits, end of period	$224,459	$298,955	$224,459	$298,955
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$167,398	$189,697	$167,398	$189,697
Settlement deposits	57,061	109,258	57,061	109,258
Total cash and cash equivalents	$224,459	$298,955	$224,459	$298,955

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA (millions)	2026	2025	2026	2025
Net income	$31.8	$12.2	$70.1	$71.1
Plus:
Income tax expense	7.1	5.7	19.2	18.4
Net interest expense	6.4	10.6	15.0	21.2
Net other (income) expense	(0.7)	6.4	(2.2)	(17.3)
Depreciation expense	3.6	3.2	7.0	6.4
Amortization expense	20.4	20.9	42.3	41.7
Non-cash stock-based compensation expense	18.7	16.4	35.6	28.0
Adjusted EBITDA before significant transaction-related expenses	$87.3	$75.4	$187.1	$169.5
Significant transaction-related expenses:
Cost reduction strategies	0.4	5.1	5.8	5.1
Other	3.1	0.4	3.1	0.4
Adjusted EBITDA	$90.8	$80.9	$196.0	$175.0
Revenue, net of interchange:
Revenue	$430.4	$401.3	$856.2	$795.8
Interchange	165.6	151.1	311.9	281.9
Revenue, net of interchange	$264.8	$250.2	$544.3	$513.9

Net Adjusted EBITDA Margin	34%	32%	36%	34%

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Information (millions)	2026	2025	2026	2025
Revenue
Payment Software	$196.4	$179.3	$409.8	$380.1
Biller	234.1	221.9	446.3	415.7
Total	$430.4	$401.3	$856.2	$795.8
Recurring Revenue
Payment Software	$102.3	$99.8	$202.9	$191.6
Biller	234.1	221.9	446.3	415.8
Total	$336.3	$321.7	$649.2	$607.4
Segment Adjusted EBITDA
Payment Software	$93.6	$83.3	$206.9	$189.8
Biller	34.7	39.8	68.7	70.7

Note: Amounts may not recalculate due to rounding.

	Three Months Ended June 30,
	2026		2025
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.31	$31.8	$0.12	$12.2
Adjusted for:
Significant transaction-related expenses	0.03	2.7	0.04	4.1
Amortization of acquisition-related intangibles	0.04	4.2	0.04	4.2
Amortization of acquisition-related software	0.02	1.6	0.03	3.2
Non-cash stock-based compensation	0.14	14.7	0.12	13.0
Total adjustments	$0.23	$23.2	$0.23	$24.5
Adjusted Diluted EPS	$0.54	$55.0	$0.35	$36.7

	Six Months Ended June 30,
	2026		2025
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.69	$70.1	$0.67	$71.1
Adjusted for:
Gain on sale of equity investment	—	—	(0.20)	(21.7)
Significant transaction-related expenses	0.07	6.8	0.04	4.1
Amortization of acquisition-related intangibles	0.08	8.4	0.08	8.3
Amortization of acquisition-related software	0.05	4.9	0.06	6.4
Non-cash stock-based compensation	0.27	28.1	0.21	22.2
Total adjustments	$0.47	$48.2	$0.19	$19.3
Adjusted Diluted EPS	$1.16	$118.3	$0.86	$90.4

	Three Months Ended June 30,		Six Months Ended June 30,
Recurring Revenue (millions)	2026	2025	2026	2025
SaaS and PaaS fees	$284.8	$271.3	$546.7	$508.3
Maintenance fees	51.6	50.4	102.5	99.1
Recurring Revenue	$336.3	$321.7	$649.2	$607.4

New Bookings (millions)	Three Months Ended June 30,		TTM Ended June 30,
	2026	2025	2026	2025
Annual recurring revenue (ARR) bookings	$18.3	$24.3	$67.7	$79.5
License and services bookings	59.2	58.1	255.2	290.2

Note: Amounts may not recalculate due to rounding.